EXHIBIT 4-bbb



            [FORM OF PHYSICALLY-SETTLED PRE-PAID PURCHASE CONTRACT]


                                 MORGAN STANLEY


     [Insert Designation of Physically-Settled Pre-paid Purchase Contracts]


                PHYSICALLY-SETTLED PRE-PAID PURCHASE CONTRACT(S)


             Physically-Settled Pre-paid Purchase Contracts between

                                 Morgan Stanley

                                      and

                                ________________
                             or registered assigns,
                       as holder hereunder (the "Holder")


         All capitalized terms used but not defined herein that are defined in the Unit Agreement (described below) have the meanings set forth therein, and if not defined therein, have the meaning set forth below.


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         Pre-paid Purchase Contract Property:
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                                    Quantity:
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                             Settlement Date:
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                         Settlement Location:
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                        Method of Settlement:
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       Authorized Number of Pre-paid Purchase
                                   Contracts:
--------------------------------------------- ----------------------------------

               Aggregate Quantity of Pre-paid
                  Purchase Contract Property:
--------------------------------------------- ----------------------------------

                               Contract Fees:
--------------------------------------------- ----------------------------------

                    Corporation Acceleration:
--------------------------------------------- ----------------------------------

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                       Holders' Acceleration:
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                                 Other Terms:
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     Morgan Stanley, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Corporation"), for value received, agrees to deliver on the Settlement Date, subject to the terms of the Unit Agreement referred to below and as set forth herein, the Aggregate Quantity of Pre-paid Purchase Contract Property. The Physically-Settled Pre-paid Purchase Contract(s) (the "Pre-paid Purchase Contract(s)") evidenced hereby shall not entitle the Holder to receive the Pre-paid Purchase Contract Property prior to the Settlement Date.

     The Aggregate Quantity of Pre-paid Purchase Contract Property shall be delivered to the Settlement Location on the Settlement Date pursuant to the Method of Settlement.

     [This Purchase Contract is not redeemable prior to maturity.]

     Each Pre-paid Purchase Contract evidenced hereby is one of a duly authorized issue of not more than the Authorized Number of Pre-paid Purchase Contracts of the Corporation relating to the delivery of not more than the Aggregate Quantity of Pre-paid Purchase Contract Property issued under the Unit Agreement, dated as of November 1, 2004 (the "Unit Agreement"), among the Corporation, JPMorgan Chase Bank, as Agent (the "Agent") and as Collateral Agent thereunder, as Warrant Agent (the "Warrant Agent") under the Warrant Agreement referred to therein, as Trustee (the "Trustee") and Paying Agent under the Indenture referred to therein, and the holders from time to time of Units, to which Unit Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Collateral Agent, the Corporation and the Holders and of the terms upon which the Pre-paid Purchase Contracts are, and are to be, executed, countersigned, executed on behalf of the Holder and delivered.

     The Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with any transfer or exchange of each Pre-paid Purchase Contract evidenced hereby. No service charge shall be required for any such registration of transfer or exchange, but the Corporation and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of Units.

     Upon registration of transfer of this Pre-paid Purchase Contract, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Unit Agreement), under the terms of the Unit Agreement and the Pre-paid Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Pre-paid Purchase Contracts hereby. The Corporation covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

     The extent to which, and the terms upon which, any property (other than the Pre-paid Purchase Contract Property) is deliverable with respect to the Pre-paid Purchase Contracts evidenced hereby is described above under "Contract Fees". The extent to which, and the terms upon which, the Corporation may accelerate the obligations of the Corporation evidenced hereby is described above under "Corporation Acceleration". The extent to which, and the terms upon which, the Holders of such Pre-paid Purchase Contracts may accelerate the obligations of the Corporation is described above under "Holders' Acceleration".

     Subject to certain exceptions, the terms of the Pre-paid Purchase Contracts and the provisions of the Unit Agreement may be amended with the consent of the Holders of not less than a majority of the affected Outstanding Purchase Contracts and certain Purchase Contract Defaults may be waived with the consent of the Holders of a majority of the affected Outstanding Purchase Contracts. Without the consent of any Holder of Units, the terms of the Unit Agreement and the Pre-paid Purchase Contracts may be amended to, among other things, cure any ambiguity, to correct or supplement any provision in the Unit Agreement or the Pre-paid Purchase Contract, to add to covenants of the Corporation, Collateral Agent or Agent or to make any other provisions with respect to matters or questions arising under the Unit Agreement or the Pre-paid Purchase Contracts that do not adversely affect the interests of the Holders in any material respect.

     Holders of the Pre-paid Purchase Contracts may not enforce the Unit Agreement or such Pre-paid Purchase Contracts except as provided in the Unit Agreement.

     Any incorporator, or past, present or future stockholder, officer, attorney-in-fact or director, as such, of the Corporation or of any successor corporation shall not have any liability for any obligations of the Corporation under the Pre-paid Purchase Contracts or the Unit Agreement or for any claim based on, with respect to or by reason of such obligations or their creation. The Holder by his acceptance hereof waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Pre-paid Purchase Contracts.

     The Pre-paid Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     Prior to due presentment of a Unit Certificate or Pre-paid Purchase Contract for registration of transfer, the Corporation, the Trustee, the Agent, the Warrant Agent and the Collateral Agent, and any agent of the Corporation, the Trustee, the Agent, the Warrant Agent and the Collateral Agent may treat the Person in whose name this Pre-paid Purchase Contract is registered as a party to the Pre-paid Purchase Contracts evidenced hereby for the purpose of performance of such Pre-paid Purchase Contracts and for all other purposes whatsoever, and neither the Corporation, the Trustee, the Agent, the Warrant Agent and the Collateral Agent nor any such agent shall be affected by notice to the contrary.

     The Holder, by his acceptance hereof, authorizes the Agent to execute the Pre-paid Purchase Contracts evidenced hereby on his behalf, authorizes and directs the Agent on his behalf to take such other action, and covenants and agrees to take such other action, as may be necessary or appropriate, or as may be required by the Agent, to effectuate the provisions of the Unit Agreement relating to the settlement or delivery of the Pre-paid Purchase Contract Property, appoints the agent as his attorney-in-fact for any and all such purposes, and agrees to be bound by the terms thereof.

     The Pre-paid Purchase Contracts shall not, prior to the performance thereof, entitle the Holder to any of the rights of a holder of the Pre-paid Purchase Contract Property.

     No provision of this Pre-paid Purchase Contract or of the Unit Agreement shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to deliver the Pre-paid Purchase Contract Property.

     No Pre-paid Purchase Contract evidenced hereby shall be valid or obligatory for any purpose until countersigned and executed on behalf of the Holder by the Agent, pursuant to the Unit Agreement.

     IN WITNESS WHEREOF, Morgan Stanley has caused this instrument to be duly executed.

                                             MORGAN STANLEY


                                             By :
                                                  ------------------------------
                                                  Name:
                                                  Title:


JPMORGAN CHASE BANK,
  as Agent, and as attorney-in-fact
  of the Holder hereof


By:
     -----------------------------------
     Authorized Officer

Countersigned

JPMORGAN CHASE BANK,
   s Agent


By:
    -----------------------------------
    Authorized Officer